Exhibit 10.14

AMENDED AND RESTATED

SECURITIES ESCROW AGREEMENT

AMENDED AND RESTATED SECURITIES ESCROW AGREEMENT, dated as of November 27, 2007 (the “Agreement”) by and among United Refining Energy Corp., a Delaware corporation (the “Company”), the undersigned parties listed as the Initial Stockholders on the signature page hereto (collectively, the “Initial Holders”) and Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”).

WHEREAS, the Company has entered into an Underwriting Agreement, dated December 11, 2007 (“Underwriting Agreement”) with Deutsche Bank Securities Inc. (“Deutsche Bank’) and Maxim Group LLC (“Maxim” and together with Deutsche Bank, hereinafter referred to as the “Representatives”) acting as representatives of the several underwriters (collectively, the “Underwriters”), pursuant to which, among other matters, the Underwriters have agreed to purchase 45,000,000 units (not including the underwriters’ over-allotment option) (“Units”) of the Company. Each Unit consists of one share of the Company’s common stock, par value $.0001 per share (the “Common Stock”), and one warrant (“Warrant”), each Warrant to purchase one share of Common Stock, all as more fully described in the Company’s definitive Prospectus, dated December 11, 2007 (“Prospectus”) comprising part of the Company’s Registration Statement on Form S-1 (File No. 333-144704) under the Securities Act of 1933, as amended (the “Registration Statement”), declared effective on December 11, 2007;

WHEREAS, United Refining, Inc., a Delaware corporation and one of the Initial Holders “URI”), agreed, as a condition of the Underwriters’ obligation to purchase the Units pursuant to the Underwriting Agreement and to offer them to the public, to deposit all of its shares of Common Stock (the “Escrow Shares”) in escrow as hereinafter provided;

WHEREAS, the Company had entered into a Subscription Agreement with URI, dated July 13, 2007 and as amended on September 6, 2007, November 30, 2007 and December 11,2007 (the “Subscription Agreement”), pursuant to which URI agreed to purchase 15,600,000 warrants (the “Private Warrants”) in a private placement transaction;

WHEREAS, URI was granted an aggregate of 2,500,000 warrants (the “Sponsor Warrants”) by the Company on November 30, 2007;

WHEREAS, URI agreed to deposit the Private Warrants and Sponsor Warrants (collectively with the Escrow Shares, the “URI Escrow Securities”), with the Escrow Agent as hereinafter provided;

WHEREAS, on October 9, 2009, the Company, Chaparral Energy, Inc., a Delaware corporation (“Chaparral”) and Chaparral Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”) entered into and Agreement and Plan of Reorganization, which was subsequently amended November 23, 2009 (as amended, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Chaparral with Chaparral subsequently merging with and into the Company (the “Merger”);

WHEREAS, pursuant to the Merger Agreement, Fischer Investments, L.L.C., an Oklahoma limited liability company (“Fischer Investments”), Altoma Energy, GP, an Oklahoma general partnership (“Altoma”) and CHK Holdings, LLC, an Oklahoma limited liability company (“CHK” and along with Fischer Investments and Altoma, the “CEI Stockholders”), agreed to escrow a portion of their Common Stock to be received from the Company upon closing of the Merger (the “CEI Escrow Stock”) pursuant to, and URI agreed to modify the terms of this Agreement as it applies to, that number of shares of Common Stock as set forth on Exhibit A attached hereto;

WHEREAS, pursuant to the Merger Agreement, URI and the CEI Stockholders have agreed to subject the number of shares set forth on Exhibit B to the earn-out provisions of Section 6 of this Agreement (the “Earn-out Shares”), which Earn-out Shares shall be subject to forfeiture and cancellation in the event that certain specified conditions are not achieved;

WHEREAS, pursuant to the Merger Agreement, URI is to be indemnified in certain respects by the CEI Stockholders and the CEI Stockholders have agreed to further subject a portion of their Earn-out Shares, such number of shares set forth on Exhibit C, to serve as collateral security for such indemnification obligations (the “Indemnification Shares”);

WHEREAS, it is a condition to closing the Merger Agreement that this Securities Escrow Agreement originally executed on December 11, 2007 be amended and restated in the manner set forth in the Merger Agreement; and

WHEREAS, the Company and the Initial Holders desire that the Escrow Agent accept the URI Escrow Securities and the CEI Escrow Stock, in escrow, to be held and disbursed as hereinafter provided.

IT IS AGREED:

1. Appointment of Escrow Agent. The Company and the Initial Holders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2. Deposit of Escrow Securities. URI has delivered to the Escrow Agent the URI Escrow Securities, and on or before the closing of the Merger (the “Effective Date”), the CEI Stockholders shall deliver to the Escrow Agent certificates representing the CEI Escrow Stock, each to be held and disbursed subject to the terms and conditions of this Agreement. The Initial Holders acknowledge and agree that the certificates representing the URI Escrow Securities and the CEI Escrow Stock will bear a legend to reflect the deposit of such securities under this Agreement and that such securities are restricted in accordance with the terms hereof.

3. Disbursement of the URI Escrow Securities. Except as otherwise set forth in Section 6 hereto, the Escrow Agent shall hold the Escrow Shares, the Private Warrants and the Sponsor Warrants until the termination of their respective Escrow Period (as defined below). In the case of the Escrow Shares, the “Escrow Period” shall be the period beginning on the date the certificates representing the Shares are deposited with the Escrow Agent and ending on the date that is the earlier of twelve (12) months following the consummation of the Merger with respect to with respect to 4,270,000 Escrow Shares and the Earn-Out Shares have been deemed earned pursuant to Section 6 hereof, with respect to 2,812,500 Escrow Shares (the “URI Earn-Out Shares”). The remaining 4,167,500 Escrow Shares shall be deemed cancelled at such time as the Merger shall have been consummated. In the case of the Private Warrants, the “Escrow Period” shall be the period beginning on the date the certificates representing the Private Warrants are deposited with the Escrow Agent and ending on the day after the date of the consummation of the Merger. In the case of the Sponsor Warrants, the “Escrow Period” shall be the period beginning on the date the certificates representing the Sponsor Warrants are deposited with the Escrow Agent and ending on the day after the date of the consummation of the Merger. On the termination date of the applicable Escrow Period, the Escrow Agent shall, upon written instructions from URI, disburse the relevant URI Escrow Securities to URI; provided however, that if, after the Company consummates the Merger, it (or the surviving entity) subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in all of its stockholders of such entity having the right to exchange their shares of Common Stock for cash, securities or other property, then the Escrow Agent will, upon receipt of a notice, executed by the Chairman, Chief Executive Officer or Chief Financial Officer of the Company, in form reasonably acceptable to the Escrow Agent, certifying that such transaction is then being consummated, release the URI Escrow Securities to URI so that it can similarly participate.

4. Indemnification Shares

4.1 The Company, acting through a committee of disinterested directors who have been appointed to take all necessary actions and make all decisions on behalf of the Company with respect to its rights to indemnification under the Merger Agreement (the “Committee”), may make a claim for indemnification pursuant the Merger Agreement (“Indemnity Claim”) against the Indemnification Shares by giving timely written notice (a “Claim Notice”) to the CEI Stockholders (with a copy to the Escrow Agent) as soon as practical after the Company becomes aware of any condition or event giving rise to damages for which indemnification is sought under the Merger Agreement and specifying (i) the covenant, representation, warranty, agreement, undertaking or obligation contained in the Merger Agreement which it asserts has been breached or otherwise entitles the Company to indemnification, (ii) in reasonable detail, the nature and amount of damages constituting the Indemnity Claim, and (iii) whether the Indemnity Claim results from a third party claim against the Company. The failure of the Committee to give timely notice shall not affect the Company’s rights to indemnification under the Merger Agreement except to the extent the CEI Stockholders demonstrate the were materially prejudiced by such failure. The Committee also shall deliver to the Escrow Agent (with a copy to the CEI Stockholders), concurrently with its delivery to the Escrow Agent of the Claim Notice, a certification as to the date on which the Claim Notice was delivered to the CEI Stockholders.

4.2 The CEI Stockholders shall give notice to the Committee within 20 days after receipt of the Claim Notice (with a copy to the Escrow Agent) (a “Defense Notice”) whether the CEI Stockholders will undertake, conduct and control, through counsel of its own choosing and at its expense, the settlement or defense thereof, and the Company shall cooperate with the CEI Stockholders in connection therewith, provided that if the CEI Stockholders undertake such defense: (i) the CEI Stockholders shall not thereby permit to exist any encumbrance or other adverse charge upon any asset of the Company or settle such action without first obtaining the written consent of the Company, except for settlements solely covering monetary matters for which the CEI Stockholders has acknowledged responsibility for payment; and (ii) the CEI Stockholders shall permit the Company (at the Company’s sole cost and expense) to participate in such settlement or defense through counsel chosen by the Company. The Company agrees to preserve and provide access to all evidence that may be useful in defending against such claim and to provide reasonable cooperation in the defense thereof or in the prosecution of any action against a third party in connection therewith. The CEI Stockholders’ defense of any claim or demand shall not constitute an admission or concession of liability therefor or otherwise operate in derogation of any rights the CEI Stockholders may have against the Company or any third party. The Company’s participation in such defense shall not constitute an admission or concession of the absence of liability on the part of the CEI Stockholders or otherwise operate in derogation of any rights the Company may have against the CEI Stockholders or any third party. So long as the CEI Stockholders are reasonably contesting any such claim in good faith, the Company shall not pay or settle any such claim. If the CEI Stockholders shall give a notice to the Committee (with a copy to the Escrow Agent) (a “Counter Notice”), within 20 days following the date of receipt (as specified in the Committee’s certification) by the CEI Stockholders of a copy of the Claim Notice, disputing whether the Indemnity Claim is indemnifiable under the Merger Agreement, the Committee and the CEI Stockholders shall attempt to resolve such dispute by voluntary settlement as provided in Section 4.3 below. If no Defense Notice is received by the Company from the CEI Stockholders, and no Counter Notice with respect to an Indemnity Claim is received by the Escrow Agent from the CEI Stockholders, within such 20-day period, the Company shall have the right to contest or settle the claim in the exercise of its exclusive, reasonable discretion (provided the CEI Stockholders shall not be required to pay the Company's expenses for the defense, settlement or compromise of claims which are not covered by the CEI Stockholders’ obligations under the Merger Agreement or which the CEI Stockholders have not consented to).

4.3 If the CEI Stockholders deliver a Counter Notice to the Company, the Committee and the CEI Stockholders shall, during the period of 60 days following the delivery of such Counter Notice or such greater period of time as the parties may agree to in writing (with a copy to the Escrow Agent), attempt to resolve the dispute with respect to which the Counter Notice was given. If the Committee and the CEI Stockholders reach a settlement with respect to any such dispute, they shall jointly deliver written notice of such settlement to the Escrow Agent specifying the terms thereof. If the Committee and the CEI Stockholders are unable to reach a settlement with respect to a dispute, such dispute shall be resolved by arbitration pursuant to Section 4.4 below.

4.4 If the Committee and the CEI Stockholders cannot resolve a dispute prior to expiration of the 60-day period referred to in Section 4.3 (or such longer period as the parties may have agreed to in writing), then such dispute shall be submitted (and either party may submit such dispute) for arbitration before a single arbitrator in Oklahoma City, Oklahoma, in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. The Committee and the CEI Stockholders shall attempt to agree upon an arbitrator; if they shall be unable to agree upon an arbitrator within 10 days after the dispute is submitted for arbitration, then the Committee and the CEI Stockholders consent to the appointment of such arbitrator by the American Arbitration Association. Each party shall pay the fees and expenses of counsel used by it and 50% of the fees and expenses of the arbitrator and of other expenses of the arbitration. The arbitrator shall render his decision within 90 days after his appointment and may award costs to either the Committee or the CEI Stockholders if, in his sole opinion reasonably exercised, the claims made by the other party had no reasonable basis and were arbitrary and capricious. Such decision and award shall be in writing and shall be final and conclusive on the parties, and counterpart copies thereof shall be delivered to each of the parties. Judgment may be obtained on the decision of the arbitrator so rendered in any Oklahoma state court sitting in Oklahoma County, or any federal court sitting in Oklahoma having jurisdiction, and may be enforced in accordance with the law of the State of Oklahoma. If the arbitrator shall fail to render his decision or award within such 90-day period, either the Committee or the CEI Stockholders may apply to any Oklahoma state court sitting in Oklahoma City, or any federal court sitting in Oklahoma then having jurisdiction, by action, proceeding or otherwise, as may be proper to determine the matter in dispute consistently with the provisions of this Agreement. The parties consent to the exclusive jurisdiction of the Oklahoma courts sitting in Oklahoma County, Oklahoma, or any federal court having jurisdiction and sitting in Oklahoma, for this purpose. The prevailing party (or either party, in the case of a decision or award rendered in part for each party) shall send a copy of the arbitration decision or of any judgment of the court to the Escrow Agent.

4.5 As used in this Agreement, “Established Claim” means any (i) Indemnification Claim resolved in favor of the Company by settlement pursuant to Section 4.3 above, resulting in a forfeiture of the Indemnification Shares, (ii) Indemnification Claim resolved by the decision of an arbitrator pursuant to Section 4.4 above, resulting in a forfeiture of the Escrow Shares, (iii) third party claim which has been sustained by a final determination (after exhaustion of any appeals) of a court of competent jurisdiction, or (iv) third party claim which the Committee and the CEI Stockholders have jointly notified the Escrow Agent has been settled in accordance with the provisions of the Merger Agreement.

4.6 (i) Promptly after an Indemnity Claim becomes an Established Claim, the Committee and the CEI Stockholders shall jointly deliver a notice to the Escrow Agent (a “Joint Notice”) setting forth the amount of the Established Claim and directing the Escrow Agent to promptly distribute to the Company a number of Indemnification Shares equal to the aggregate dollar amount of the Established Claim (or, if at such time there remains Indemnification Shares with an aggregate value of less than the full amount so payable, the remaining Indemnification Shares) based on the Indemnification Share Value (set forth below).

(ii) Payment of an Established Claim shall be paid by forfeiture of Indemnification Shares pro rata among the CEI Stockholders. For purposes of each payment, the value of each Indemnification Share shall be equal to the average of the prices used to determine whether certain share price targets were achieved pursuant to Section 1.4(a)(i) of the Merger Agreement (the “Indemnification Share Value”). In no event shall the Escrow Agent be required to calculate the Indemnification Share Value or make a determination of the number of shares to be delivered to the Company in satisfaction of any Established Claim; rather, such calculation shall be included in and made part of the Joint Notice. The Escrow Agent, in its capacity as transfer agent of the Company, shall cancel as of record for each CEI Stockholder out of the Indemnification Shares that number of shares necessary to satisfy each Established Claim, as set out in the Joint Notice. Any dispute between the Committee and the CEI Stockholders concerning the calculation of the Indemnification Share Value or the number of shares necessary to satisfy any Established Claim, or any other dispute regarding a Joint Notice, shall be resolved between the Committee and the CEI Stockholders in accordance with the procedures specified in Section 4.4 above, and shall not involve the Escrow Agent. Each cancellation of Indemnification Shares in satisfaction of an Established Claim shall be made by the Escrow Agent, who shall then deliver to the Company and each CEI Stockholder a written notice stating the number of Indemnification Shares cancelled with respect to each CEI Stockholder, which number shall not be less than each CEI Stockholders’ pro rata portion of the aggregate number of shares specified in the Joint Notice. Upon receipt of the stock certificates and assignments, the Company shall deliver to the Escrow Agent new certificates representing the number of shares owned by each CEI Stockholder after such payment. The parties hereto (other than the Escrow Agent) agree that the foregoing right to make payments of Established Claims in Indemnification Shares may be made notwithstanding any other agreements restricting or limiting the ability of any CEI Stockholder to sell any shares of the Company stock or otherwise. The Committee and the CEI Stockholders shall be required to exercise utmost good faith in all matters relating to the preparation and delivery of each Joint Notice.

(iii) Notwithstanding anything herein to the contrary, at such time as an Indemnification Claim has become an Established Claim, the CEI Stockholders shall have the right to substitute for the Indemnification Shares that otherwise would be paid in satisfaction of such claim (the “Claim Shares”), cash in an amount equal to the Indemnification Share Value of the Claim Shares (“Substituted Cash”). In such event (i) the Joint Notice shall include a statement describing the substitution of Substituted Cash for the Claim Shares, and (ii) substantially contemporaneously with the delivery of such Joint Notice, The CEI Stockholders shall cause currently available funds to be delivered to the Escrow Agent in an amount equal to the Substituted Cash. Upon receipt of such Joint Notice and Substituted Cash, the Escrow Agent shall (y) in payment of the Established Claim described in the Joint Notice, deliver the Substituted Cash to the Company in lieu of the Claim Shares, and (z) cause the Claim Shares to be returned to the CEI Stockholders and no longer held in escrow.

5. Following the one year anniversary of the closing of the Merger (the “Indemnification Escrow Period”) and receipt of a Joint Notice, but solely in the event the Earn-Out Shares have been earned (such Joint Notice to include confirmation of meeting the earn-out requirements set forth in Section 6), the Escrow Agent shall distribute and deliver to each CEI Stockholder certificates representing the shares of CEI Escrow Stock then in such Stockholder’s account in escrow, unless at such time there are any Indemnity Claims with respect to which Claim Notices have been received but which have not been resolved pursuant to Section 4 hereof or in respect of which the Escrow Agent has not been notified of, and received a copy of, a final determination (after exhaustion of any appeals) by a court of competent jurisdiction, as the case may be (in either case, “Pending Claims”), and which, if resolved or finally determined in favor of the Company, would result in a payment to the Company, in which case the Escrow Agent shall retain, and the total amount of such distributions to such CEI Stockholder shall be reduced by, the “Pending Claims Reserve” (as hereafter defined). The Committee shall certify to the Escrow Agent the Indemnification Share Value to be used in calculating the Pending Claims Reserve and the number of Indemnification Shares to be retained therefor. Thereafter, if any Pending Claim becomes an Established Claim, the Committee and the CEI Stockholders shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to pay to the Company an amount in respect thereof determined in accordance with Section 4.6 above, and to deliver to each CEI Stockholder shares of CEI Escrow Stock then in such owner’s account in escrow having an Indemnification Share Value equal to the amount by which the remaining portion of his CEI Escrow Stock exceeds the then Pending Claims Reserve (determined as set forth below), all as specified in a Joint Notice. Upon resolution of all Pending Claims, the Committee and the CEI Stockholders shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to pay the CEI Stockholders the remaining portion of their Indemnification Shares. As used herein, the “Pending Claims Reserve” shall mean, at the time any such determination is made, that number of shares of Indemnification Shares having an Indemnification Share Value equal to the sum of the aggregate dollar amounts claimed to be due with respect to all Pending Claims (as shown in the Notices of such Claims).

6. Notwithstanding the expiration of the Indemnification Escrow Period or any other provision of this Agreement to the contrary, the Escrow Agent shall not release any Earn-out Shares to URI or the CEI Stockholders unless the share price earn-out provisions outlined in Section 1.4(a)(i) of the Merger Agreement have been satisfied. Upon satisfaction of the share price earn-out provisions outlined in Section 1.4(a)(i) of the Merger Agreement, the Committee, URI and the CEI Stockholders shall jointly deliver a notice to the Escrow Agent certifying compliance with Section 1.4(a)(i) of the Merger Agreement and, subject to restrictions on distribution set forth in Sections 3, 4 or 5 above, directing the Escrow Agent to distribute the URI Earn-out Shares to URI in accordance with Section 3 above and the Earn-out Shares to the CEI Stockholders in accordance with Section 4 and 5 above. If the share price earn-out provisions of Section 1.4(a)(i) of the Merger Agreement have not been satisfied, the Committee, URI and the CEI Stockholders shall jointly deliver a notice to the Escrow Agent certifying non-compliance with Section 1.4(a)(i) of the Merger Agreement and directing the Escrow Agent to distribute all Earn-out Shares to the Company. In no event shall the Escrow Agent be required to make a determination regarding the satisfaction of Section 1.4(a)(i) of the Merger Agreement; rather, such determination shall be included in and made part of the Joint Notice.

7. Rights of Initial Holders in Escrowed Securities.

7.1. Voting Rights as a Stockholder. Subject to the terms of the Insider Letter described in Section 7.4 hereof and except as herein provided, the Initial Holders shall retain all of their rights as a stockholder of the Company, including, without limitation, the right to vote the Escrow Shares or the CEI Escrow Stock, as applicable.

7.2. Dividends and Other Distributions in Respect of the URI Escrow Securities or the CEI Escrow Stock. So long as a URI Escrow Security or a share of CEI Escrow Stock is subject to this Agreement, all dividends payable in cash with respect to that s security shall be paid to the Initial Holders, as applicable, but all dividends payable in stock or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the terms “URI Escrow Securities” and “CEI Escrow Stock” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

7.3. Restrictions on Transfer. So long as a URI Escrow Security or a share of CEI Escrow Stock is subject to this Agreement, no sale, transfer or other disposition may be made of any or all of such security, except (i) by gift to a member of Initial Holder’s immediate family or to a trust or other entity, the beneficiary of which is an Initial Holder or a member of an Initial Holder’s immediate family, (ii) by virtue of the laws of descent and distribution upon the death of any Initial Holder, (iii) pursuant to a qualified domestic relations order, (iv) to an entity that is an Initial Holder, (v) to any person or entity controlling, controlled by, or under common control with, an Initial Holder or (vi) with respect to an Initial Holder who is an individual, to an entity controlled by such Initial Holder; provided, however, that such permitted transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement and of the Insider Letter signed by the Initial Holder transferring the URI Escrow Securities or the CEI Escrow Stock, as applicable. So long as a URI Escrow Security or a share of CEI Escrow Stock is subject to this Agreement, an Initial Holder shall not pledge or grant a security interest in such security or grant a security interest in their rights under this Agreement.

7.4. Insider Letters. URI has executed a letter agreement with the Representatives and the Company, which is filed as an exhibit to the Registration Statement (“Insider Letter”), respecting the rights and obligations of URI in certain events, including, but not limited to, the liquidation of the Company.

8. Concerning the Escrow Agent.

8.1. Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

8.2. Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Securities held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the URI Escrow Securities and the CEI Escrow Stock or it may deposit the URI Escrow Securities and the CEI Escrow Stock with the clerk of any appropriate court or it may retain the URI Escrow Securities and the CEI Escrow Stock pending receipt of a final, non appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the URI Escrow Securities and CEI Escrow Stock are to be disbursed and delivered. The provisions of this Section 8.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 8.5 or 8.6 below.

8.3. Compensation. The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder, as set forth on Exhibit D hereto. The Escrow Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

8.4. Further Assurances. From time to time on and after the date hereof, the Company and the Initial Holders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

8.5. Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company and approved by the Representatives, the URI Escrow Securities and the CEI Escrow Stock held hereunder. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the URI Escrow Securities and the CEI Escrow Stock with any court it deems appropriate.

8.6. Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 7.5.

8.7. Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

9. Miscellaneous.

9.1. Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

9.2. URI hereby acknowledges that the Underwriters, including, without limitation, the Representatives, are third party beneficiaries of this Agreement and this Agreement may not be modified or changed without the prior written consent of the Representatives.

9.3. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to the charged.

9.4. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

9.5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

9.6. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or by private national courier service, or be mailed, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if sent by private national courier service, on the next business day after delivery to the courier, or, if mailed, two business days after the date of mailing, as follows:

If to the Company, to:

United Refining Energy Corp

823 Eleventh Avenue

New York, New York 10019

Attn: John Catsimatidis, Executive Chairman

Fax No. (212) 845-3270

If to an Initial Holder, to his address set forth in Exhibit A.

and if to the Escrow Agent, to:

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn: Steven G. Nelson and Frank A. DiPaolo

Fax No.: (212) 509-5150

A copy of any notice sent hereunder shall be sent to:

Lowenstein Sandler, PC

65 Livingston Avenue

Roseland, New Jersey 07068

Attn: Steven Skolnick

Fax No.: 973-597-2400

and:

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

Attn: Equity Capital Markets - Syndicate Desk

Fax: (212) 797-9344

and:

Maxim Group LLC

405 Lexington Avenue

New York, New York 10174

Attn: Clifford Teller

and:

Ellenoff, Grossman & Schole LLP

370 Lexington Avenue

New York, New York 10017

Attn: Douglas S. Ellenoff, Esq.

and:

McAfee & Taft A Professional Corporation

10th Floor, Two Leadership Square

Oklahoma Cithy, Oklahoma

Attn: David Ketelsleger, Esq.

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

9.7. Indemnity. Notwithstanding any provision of this Amendment or the Escrow Agreement to the contrary, the Company hereby agrees to indemnify the Escrow Agent and save it harmless from and against any and all expenses, including reasonable counsel fees and disbursements, or losses incurred by the Escrow Agent in connection with any action, suit or other proceeding brought against the Escrow Agent involving any claim or potential claim, or in connection with any claim or demand, which in any way arises out of or relates to this Amendment or the Escrow Agent’s execution thereof.

9.8. Waiver. Notwithstanding anything herein to the contrary, the Escrow Agent hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the Trust Account, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

9.9. Counterparts. This Agreement may be executed in several counterparts each one of which shall constitute an original and may be delivered by facsimile transmission and together shall constitute one instrument.

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WITNESS the execution of this Agreement as of the date first above written.

UNITED REFINING ENERGY CORP.

By:
Name:
Title:

CONTINENTAL STOCK TRANSER & TRUST COMPANY

By:
Name:
Title:

MAXIM GROUP LLC

By:
Name:
Title:

DEUTSCHE BANK SECUITIES, INC.

By:
Name:
Title:

INITIAL HOLDERS

United Refining, Inc.

By:
Name:
Title:

Fischer Investments, L.L.C.

By:
Name:
Title:

Altoma Energy, GP

By:
Name:
Title:

CHK Holdings, LLC

By:
Name:
Title:

EXHIBIT A

Investor

Name: United Refining, Inc.

Number of Shares: 11,250,000 (of which 4,167,5000 are subject to forfeiture as described in the Merger Agreement and an additional 2,812,500 are subject to forfeiture as described in Section 4 of this Agreement)

Number of Private Warrants: 15,600,000

Number of Sponsor Warrants: 2,500,000

Investor
Name: Fischer Investments, L.L.C. Number of Shares: 4,247,435 (which are subject to forfeiture as described in Sections 4 and 5 of this Agreement)

Investor
Name: Altoma Energy, GP Number of Shares: 2,559,863 (which are subject to forfeiture as described in Sections 4 and 5 of this Agreement)

Investor
Name: CHK Holdings, L.L.C. Number of Shares: 3,192,702 (which are subject to forfeiture as described in Sections 4 and 5 of this Agreement)

EXHIBIT B

Investor
Name: United Refining, Inc. Number of Shares: 2,812,500

Investor
Name: Fischer Investments, L.L.C. Number of Shares: 4,247,435

Investor
Name: Altoma Energy, GP Number of Shares: 2,559,863

Investor
Name: CHK Holdings, L.L.C. Number of Shares: 3,192,702

EXHIBIT C

Investor
Name: Fischer Investments, L.L.C. Number of Shares: 2,123,718

Investor
Name: Altoma Energy, GP Number of Shares: 1,279,932

Investor
Name: CHK Holdings, L.L.C. Number of Shares: 1,596,351

EXHIBIT D

Escrow Agent Fees

$2,400 annually for acting agent escrow fee.

First year agent fee to be paid at closing.

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